                                                        [REXWORKS LOGO]




                          NOTICE OF ANNUAL MEETING
                               OF STOCKHOLDERS

                                REXWORKS INC.
                          445 West Oklahoma Avenue
                            Milwaukee, WI  53207


To Our Stockholders:

The Annual Meeting of the stockholders of Rexworks Inc. (the "Company") will be held at the Company's offices located at 445 West Oklahoma Avenue, Milwaukee, Wisconsin, on Wednesday, May 28, 1997 commencing at 9:00 a.m. C.D.T. for the following purposes:

      1.   To elect five directors;

      2. To ratify the appointment of Arthur Andersen LLP, independent certified public accountants, as auditors of the Company for its fiscal year ending December 31, 1997; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 1, 1997 are entitled to vote at the meeting. You are cordially invited to attend the meeting in person. However, whether you plan to attend the meeting or not, you are urged to sign, date and mark the accompanying proxy card and mail it at once in the enclosed envelope, which requires no postage if mailed in the United States. Your attendance at the meeting, whether in person or by proxy, is important to ensure a quorum.

Please consult the accompanying Proxy Statement for further information concerning the Meeting, the election of Directors, the ratification of auditors and other matters.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ Thomas D. Lauerman

                                 Thomas D. Lauerman
                                 Secretary


Milwaukee, Wisconsin
April 25, 1997

                                REXWORKS INC.

                             PROXY STATEMENT FOR
                     1997 ANNUAL MEETING OF STOCKHOLDERS


This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Rexworks Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 445 West Oklahoma Avenue, Milwaukee, Wisconsin, on May 28, 1997, commencing at 9:00 a.m. C.D.T. and at any adjournments thereof. This proxy material is being mailed on or about April 25, 1997 to stockholders of record as of April 1, 1997.

                GENERAL INFORMATION ABOUT THE ANNUAL MEETING

A stockholder who executes the accompanying form of proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or an executed proxy bearing a later date, or by attending the annual meeting and voting in person. All shares represented by proxies received pursuant to this solicitation prior to the Meeting and not revoked before they are exercised, will be voted as specified. If no instructions are specified, the shares represented thereby will be voted (1) in FAVOR of the election of the directors listed in the enclosed Proxy, and (2) in FAVOR of the ratification of Arthur Andersen LLP, as auditors of the Company for 1997. The enclosed Proxy is being solicited by the Board of Directors of the Company.

All expenses of solicitation of these proxies will be borne by the Company. The solicitation is being made by mail and may also be made in person or by telephone by officers, directors and employees of the Company who will receive no additional compensation for their services in connection with the solicitation. Brokers, custodians, nominees and other fiduciaries who hold stock in their names and who solicit proxies from beneficial owners will be reimbursed by the Company for their reasonable expenses in so doing.

The Board of Directors knows of no business which will be presented at the Meeting other than matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the Meeting, it is intended that the persons named in the Proxy will vote on such matters in accordance with their judgment.

Only holders of the $.12 par value common stock of the Company ("Common Stock") whose names appear of record on the books of the Company at the close of business on April 1, 1997 are entitled to vote at the Meeting. As of the record date, there were 1,896,668 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the Meeting. The vote of majority of shares of Common Stock represented and entitled to vote at the Meeting is required for approval of each proposal being submitted to stockholders. Pursuant to the Company's By-Laws, any proxy marked "abstain" with respect to any item will be treated as present at the meeting for the purposes of determining a quorum, but will not be counted toward approval of any item with respect to which the proxy is marked "abstain."

              GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held eight meetings during 1996. Each of the directors attended at least 75% of the meetings of the Board and the Board Committees on which he served.

COMMITTEES

The Company has an Audit Committee consisting of Messrs. Beda, Frazier, and Van Deuren. This Committee met once in 1996. The Committee recommends the selection of the independent public accountants, reviews the scope and procedures of the planned audit activities of both the independent public accountants and the Company's accounting personnel, and reviews the quality of financial reporting and internal accounting controls. It also approves proposed non-audit services of significance to be performed by the independent public accountants to determine that such services do not compromise their independence. To assure complete independence, the independent public accountants and individuals performing internal accounting functions have full and free access to meet with the Audit Committee, with or without management representatives present, to discuss any appropriate subjects.

The Company has a Compensation Committee consisting of Messrs. Bleustein, Brengel, Frazier, and Van Deuren. The committee recommends and approves compensation adjustments for senior management; compensation, benefit and incentive plans for management; and benefit plans for the Company as a whole. The Compensation Committee met twice in 1996.

COMPENSATION OF DIRECTORS

Each non-employee director during 1996 received an annual retainer fee of $10,000 plus $500 for each Board or Committee meeting attended. A portion of the retainer was paid by the issuance to each non-employee director of 2,000 new shares of Common Stock which had a market value at issuance of $2.9375 per share, or $5,875.00. The balance of the retainer was paid in cash. Directors who are also employees are not separately compensated for their duties as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Bleustein, Brengel, Frazier, and Van Deuren served as members of the Compensation Committee in 1996. Reinhart, Boerner, Van Deuren, Norris & Rieselbach, S.C., of which Mr. Van Deuren is a shareholder, has acted and will continue to act as outside legal counsel to the Company on certain matters, and charged the Company for services rendered in 1996, including at times the services of Mr. Van Deuren.

                            ELECTION OF DIRECTORS

The Company's Restated By-Laws provide that the number of directors shall be that number elected by the stockholders from time to time, but not less than three nor more than thirteen. The Board of Directors has nominated the following five persons for election: Bruce A. Beda, Jeffrey L. Bleustein, Frederick L. Brengel, Warner C. Frazier, and Richard A. Van Deuren (the "Nominees"). The Board has no reason to believe that any of the Nominees will be unable to serve. However, if at or prior to the meeting any of the Nominees should become unable to serve, the shares represented by the proxies being solicited will be voted for the election of a nominee or nominees designated by the Board. A brief biographical statement follows on the Nominees:

BRUCE A. BEDA has been Chief Executive Officer of Orion Partners LLC, a private investment company, since 1995. From 1986 to 1995 he was Vice-President and Chief Financial Officer of Venturedyne LTD. Prior to that he held various management positions at Kimberly-Clark, The Pillsbury Company and Wehr Corporation. Mr. Beda has been a director since April 1996 and is a member of the Audit Committee. Mr. Beda is 56 years old.

JEFFREY L. BLEUSTEIN has been President and Chief Operating Officer of the Motorcycle Division of Harley-Davidson, Inc. and Executive Vice-President of Harley-Davidson, Inc. for more than the past five years. Mr. Bleustein has been a director since 1994 and is a member of the Compensation Committee. Mr. Bleustein is 57 years old.

FREDERICK L. BRENGEL was President and Chief Executive Officer of Johnson Controls, Inc., a manufacturer of automated building controls, automotive batteries and industrial process instrumentation and piping systems from 1967 until his retirement in 1988 and was Chairman of the Board of Johnson Controls from 1985 until his retirement in 1993. He has been a Director of the Company since 1988 and is a member of the Compensation Committee. Mr. Brengel is 74 years old.

WARNER C. FRAZIER has been the Chairman of the Board of Directors, President and Chief Executive Officer of Simplicity Manufacturing, Inc., a manufacturer of lawn and garden tractors and snow removal equipment for more than the past five years. He is Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Frazier has been a Director since 1986 and is 64 years old.

RICHARD A. VAN DEUREN has been a shareholder of the law firm Reinhart, Boerner, Van Deuren, Norris & Rieselbach, for more than the past five years. This law firm has performed legal services for the Company since its organization in 1982. He is the Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Van Deuren serves in his individual capacity and not as a representative of Reinhart, Boerner, Van Deuren, Norris & Rieselbach. Mr. Van Deuren is 68 years old.

Directors serve one year terms until the next meeting of stockholders or until their successors have been duly elected and officers serve until their successors are duly elected.

      PROPOSAL TO APPROVE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of the Audit Committee, has selected Arthur Andersen LLP, to be the Company's auditors for the 1997 fiscal year.

Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment. If stockholders' ratification is not received, the Board of Directors may reconsider the appointment.

Arthur Andersen LLP, independent public accountants, have served as the Company's auditors since the founding of the Company in 1982. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. He or she will be provided an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

                             SECURITY OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 1, 1997 by (i) each person who holds of record or is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each director and named executive officer individually; and
(iii) all directors and executive officers as a group.


                                                         Number of Option     Total Shares and
                              Number of Shares         Shares Beneficially    Option Shares           Percentage of
Name                          Beneficially Owned               Owned          Beneficially Owned      Shares Outstanding
----                          ------------------       -------------------    ------------------      ------------------
Trustees of the Rexworks
Inc. Employee Stock
Ownership Trust                  125,732                          --                 125,732                 6.6%
B.A. Beda                         10,000                          --                  10,000                 0.5%
J.L. Bleustein                     4,000                          --                   4,000                 0.2%
F.L. Brengel                      31,300                      25,000                  56,300                 3.0%
W.C. Frazier                      10,000                      25,000                  35,000                 1.8%
M.C. Hadjinian (2)               131,432                      60,460                 191,892                10.1%
C.J. Klinck (1)                   65,829                       7,534                  73,363                 3.9%
T.D. Lauerman (2)                130,732                      13,000                 143,732                 7.6%
W.J. Nasgovitz (3)               236,200                      15,000                 251,200                13.3%
Heartland Advisors, Inc. (3)     222,000                          --                 222,000                11.7%
R.A. Van Deuren                   96,419                      25,000                 121,419                 6.4%
C.J. Vogus                         1,500                      14,000                  15,500                 0.8%
All Executive Officers and
Directors as a Group
(11 persons) (2) (3)             354,676                     196,882                 551,558                29.1%

(1) The amounts shown for Mr. Klinck include 2,204 shares of Common Stock allocated to his account under the Employee Stock Plan. (See Compensation Pursuant to Plans).

(2) The amounts shown for Mr. Hadjinian, Mr. Lauerman and for all directors and executive officers as a group include 125,732 shares of Common Stock for which Mr. Hadjinian and Mr. Lauerman have dispositive power as Trustees of the Rexworks Inc. Employee Stock Ownership Trust, which holds all shares under the Employee Stock Plan.

(3) Heartland Advisors, Inc. is an investment advisory firm located at 790 North Milwaukee Street, Milwaukee, WI 53202. Mr. William J. Nasgovitz is President, Chief Executive Officer and a Director of Heartland Advisors, Inc. Mr. Nasgovitz was a member of the Rexworks Board of Directors from 1992 until his resignation on April 17, 1996.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file with the Securities and Exchange Commission ("SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's equity securities. The rules promulgated by the SEC under section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the SEC pursuant to section 16(a). Based solely upon a review of such forms actually furnished to the Company, and written representations of certain of the Company's directors and executive officers, all directors, executive officers, and 10% shareholders have filed with the SEC on a timely basis all reports required to be filed under section 16(a) of the Exchange Act, except that Mr. Beda filed a Form 3 on August 5, 1996 with respect to his appointment as a director of the Company on April 17, 1996.

                               PERFORMANCE GRAPH

The graph below shows a comparison of the cumulative total return over five years had $100 been invested at the close of business on December 31, 1991 in each of: Rexworks Inc. Common Stock, the Total Return Index for the NASDAQ Stock Market (U.S. Companies), and the Total Return Index for NASDAQ Non-Financial Stocks. Total return includes increase/decrease in stock price and reinvested dividends.




                          1991       1992       1993        1994       1995       1996
                          ----       ----       ----        ----       ----       ----
REXWORKS                $ 100.00   $ 253.85   $ 269.23    $ 261.54   $ 130.77   $ 150.03
NASDAQ NON-FINANCIAL      100.00     109.39     120.48      120.75     175.82     228.42
NASDAQ STOCK MARKET       100.00     115.38     133.59      130.59     184.67     227.16

                            EXECUTIVE COMPENSATION

The following table shows the total compensation paid, payable and/or accrued for services rendered during the years ended December 31, 1996, 1995, and 1994 to the two individuals who served as Chief Executive Officer during 1996 and each of the two other most highly compensated executive officers of the Company ("the named executive officers"). No other executive officer of the Company received salary and bonus of $100,000 or more during 1996.

SUMMARY COMPENSATION TABLE

                                                                                     Long Term
                                         Annual Compensation                        Compensation
                             -------------------------------------------                Awards
                                                                                        -----                All Other
Name and Principal Position     Year       Salary ($)      Bonus ($)             Options Granted (#)    Compensation ($) (1)
----------------------------------------------------------------------------------------------------------------------------
Laurance R. Newman
President & CEO (since
December 1996)                  1996    $    2,769              --                             --       $    65,448

Michael C. Hadjinian            1996       174,096              --                         50,000             2,849
(President & CEO until          1995       163,442              --                          5,000             2,772
December 1996)                  1994       153,000         $45,000                             --             2,475

Clinton E. Vogus                1996       117,052              --                             --             2,179
Vice President -                1995       102,688              --                          4,000             2,260
Operations                      1994        91,565          22,891                         10,000               989

Christopher J. Klinck           1996       103,168              --                             --             1,926
Vice President -                1995        99,781              --                          4,000             2,303
Compaction Sales                1994        97,888          28,143                             --             1,762

(1) Other compensation for Mr. Newman represents consulting fees. Of the total paid in 1996, $49,947 was billed for consulting prior to his appointment as President, and $15,501 was billed for consulting after he became President. For all other executives, other compensation represents employer matching contributions under the Rexworks Inc. 401(k) Savings Plan.


OPTION GRANTS IN 1996 FISCAL YEAR

The following table shows stock options granted to the named executive officers during the year ended December 31, 1996.


                                                                       Potential Realizable Value
                                                                        At Assumed Annual Rates
                                % of Total                            of Stock Price Appreciation
                              Options Granted                               For Option Term
                # of Options  to Employees in  Exercise  Expiration   ---------------------------
Name              Granted          1996         Price       Date           5%             10%
----              -------          ----         -----       ----           --             ---

M.C. Hadjinian     50,000         100.0%          $2.25   11/30/97      $5,155         $10,310

OPTION EXERCISES IN 1996 AND YEAR END OPTION VALUES

The following table shows the number of options exercised during 1996 by the named executive officers as well as the number of unexercised stock options held by the named executive officers as of December 31, 1996:


                Number of Shares                Number of Unexercised   Value of Unexercised
                Acquired on Exercise (#)        Options at 12/31/96     Options at 12/31/96      Exercise
                                                       (#) (1)                 ($) (2)          Price ($)
---------------------------------------------------------------------------------------------------------
M.C. Hadjinian           0                          50,000                   9,400                  2.250
                                                     5,460                       0                  3.375
                                                     5,000                       0                  4.250
C.E. Vogus               0                          10,000                       0                  4.500
                                                     4,000                       0                  4.250
C.J. Klinck              0                           3,534                       0                  3.375
                                                     4,000                       0                  4.250

(1)  All options presented in the table were exercisable at December 31, 1996.

(2) The value of the unexercised options at December 31, 1996 is computed based upon closing price of the Company's Common Stock on the NASDAQ National Market System on December 30, 1996 ($2.438 per share) less the exercise price of the options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION MATTERS

The Compensation Committee (the "Committee") of the Board of Directors is composed entirely of independent, non-employee directors. One of the primary responsibilities of the Committee is to recommend to the Board the appropriate level of executive compensation.

In making its recommendations, the Committee seeks to attract, retain and motivate the most qualified executives available by offering an industry-competitive, performance-based executive compensation package. The Committee's recommendations attempt to offer fair and reasonable fixed compensation (i.e. base salary) tied to the individual executive's skills and responsibilities and a variable compensation component (i.e. annual incentive compensation) tied to the executive's and the Company's results over the most recent fiscal year.

The Committee annually reviews the competitiveness of executive base salary and incentive compensation relative to similar size manufacturing companies. As dictated by general business conditions and competitive restraints, the Committee recommends adjustment to the executive's base salary and modifications to the annual incentive compensation for executives.

Executive compensation currently consists of base salary coupled with cash and stock option awards granted under the Rexworks Inc. Management Incentive Compensation Program (the "Program").


Base Salary

In determining the appropriate level of base salary, the committee considers the executive's experience, job responsibilities and performance, taking into consideration pay received by executives with similar responsibilities at companies of a size comparable to Rexworks.
Management Incentive Compensation Program

The Management Incentive Compensation Program links a portion of each executive's pay to the Company's overall performances as well as the successful and timely achievement of individual objectives.

Through the 1996 fiscal year, the Program set target bonus percentages from 20% to 30% of the participant's base salary, depending upon the Company's achievement of key financial performance measures and the individual's
achievement of strategic and operational objectives.   Company performance
measures are developed each year by management and reviewed and approved by the Committee. Individual performance measures are approved by the Committee and are set by identifying significant strategic results needed to meet the Company's long term performance objectives.

Bonus awards are paid in cash. In addition, through the 1995 fiscal year, each participant received a predetermined number of stock options if Company performance targets were met. No cash payments were made under this plan for 1995 or 1996 performance.

Chief Executive Officer Compensation

The Committee sets the chief executive officer's base salary taking into consideration pay for chief executive officers of other companies of similar size, complexity and performance.

Mr. Michael C. Hadjinian, who served as the Company's President until December 1996, received a base annual salary of $170,000. Mr. Hadjinian also participated in the Management Incentive Compensation Program; therefore, a significant portion of his overall compensation was at risk and dependent upon the Company's performance.

When Mr. Hadjinian began his employment with the Company in 1992, he was granted options to purchase 50,000 shares of the Company's Common Stock at an option price of $2.00 per share. The grant of these options was approved by the Board of Directors upon recommendation of the Compensation Committee and was intended to provide an ongoing performance incentive by increasing Mr. Hadjinian's stake in the Company's future performance. These options expired upon Mr. Hadjinian's voluntary resignation as President. In order to encourage Mr. Hadjinian's continued involvement with the Company, and to compensate him for his continued service on the Company's Board of Directors, Mr. Hadjinian was granted options on December 30, 1996 to purchase 50,000 shares of the Company's Common Stock at an option price of $2.25 per share. These options expire on November 30, 1997.

Following the resignation of Mr. Hadjinian as the Company's President and Chief Executive Officer in December 1996, the Board retained the services of Mr. Laurance R. Newman to serve as interim President and Chief Executive Officer until such time as the Board has completed a search for a permanent replacement. Under the Company's arrangement with Mr. Newman, he receives a base salary and other consulting compensation not to exceed $42,000 per quarter.

Respectfully submitted by the Rexworks Inc. Compensation Committee:


Warner C. Frazier, Chairman             Jeffrey L. Bleustein
Frederick L. Brengel                    Richard A. Van Deuren

INFORMATION ABOUT COMPENSATION PLANS

All employees of the Company participate in the Rexworks Employee Stock Plan ("the Employee Stock Plan") after completing one year of service. The Employee Stock Plan is a stock bonus plan that is qualified under section 401(a) of the Internal Revenue Code. Under the Employee Stock Plan, the Company may make annual contributions of Common Stock or cash to purchase shares of Common Stock in amounts determined by the Board of Directors of the Company, which are allocated to the account of each participant in proportion to the ratio of the participant's taxable earnings from the Company to the taxable earnings of all participants during the year. The Company did not make any contributions to the plan in 1996 and the Board of Directors has not authorized any further contributions to the plan at this time.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT;
OTHER EMPLOYMENT ARRANGEMENTS

The Company has entered into employment contracts with a number of its executive officers. The employment contract with Mr. Klinck provide severance payments of one year's salary upon termination other than by reason of death, retirement, disability, or resignation. If a change of control occurred less than two years prior to such termination, the payment is tripled, subject to reduction under certain circumstances. The employment contract with Mr. Vogus
requires the payment of one year's salary upon a change in control.   The term
"change of control" is defined to mean any change in the composition of the Board of Directors of the Company resulting in a majority of the present Board of Directors not constituting a majority thereafter; provided, however, that in making such determination, directors who were elected by, or on the recommendation of, such present majority shall be deemed a member of the present Board of Directors. The maximum liability represented by all contracts with current Company employees is $878,125 assuming current salaries and that maximum payments are made as a result of a change of control.

               STOCKHOLDER'S PROPOSALS FOR 1998 ANNUAL MEETING

It is anticipated that the 1998 Annual Meeting of Stockholder will be held on or about May 25, 1998. In accordance with the provision of Rule 14a-8 of the Proxy Rules of the Securities and Exchange Commission, any stockholder proposals to be considered for possible inclusion in the Company's Proxy Statement for that meeting must be received by Thomas D. Lauerman, the Company's Secretary, 445 West Oklahoma Avenue, P.O. Box 2037, Milwaukee, Wisconsin 53201, no later than the close of business on December 26, 1997.

                                ANNUAL REPORT

The 1996 Annual Report of the Company has been prepared on an integrated basis with the Company's Annual Report on Form 10-K. A copy of the Annual Report accompanies this Proxy Statement.

                                BY ORDER OF THE BOARD OF DIRECTORS,

                                /s/Thomas D. Lauerman


                                Thomas D. Lauerman
                                Secretary






Milwaukee, Wisconsin
April 25, 1997

                          REXWORKS INC. COMMON STOCK

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints L.R. Newman and T.D. Lauerman, or either one of them, with full power of substitution, as proxy of the undersigned to attend the annual meeting of shareholders of Rexworks, Inc. to be held on May 28, 1997, at 9:00 A.M., Central Daylight Time, at the offices of Rexworks, Inc., located at 445 West Oklahoma Avenue, Milwaukee, Wisconsin or at any adjournment thereof, and there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in his discretion upon such other matters as may properly come before this meeting.

        THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND ACCOMPANYING PROXY STATEMENT, RATIFIES ALL THAT SAID PROXY OR HIS SUBSTITUTE MAY LAWFULLY DO BY VIRTUE HEREOF, AND REVOKES ALL FORMER PROXIES.

        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON, DATE AND RETURN THIS PROXY. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.















             DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


                      REXWORKS INC. 1997 ANNUAL MEETING


1.  ELECTION OF DIRECTORS:   1 - B.A. BEDA  2 - J.L. BLEUSTEIN  3 - F.L. BRENGEL     / /FOR all             / /WITHHOLD AUTHORITY
                                   4 - W.C. FRAZIER    5 - R.A. VAN DEUREN              nominees listed to     to vote for all
                                                                                        the left (except as    nominees listed
                                                                                        specified below).      to the left.

                                                                                               __________________________________
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)   /_________________________________/
of the nominee(s) in the box provided to the right.)

2.  Ratification and approval of the appointment of Arthur Andersen LLP, Certified
    Public Accountants,  as the Company's independent public accountants for 1997.            / / FOR     / / AGAINST   / / ABSTAIN

Address Change?
MARK BOX                / /             Date _____________________________                     NO. OF SHARES
                                                                                               __________________________________
Indicate changes below:                                                                       /_________________________________/
                                                                                              SIGNATURE(S) IN BOX
                                                                                              If signing as attorney, executor,
                                                                                              administrator, trustee or guardian,
                                                                                              please add your full title as such.
                                                                                              If shares are held by two or more
                                                                                              persons, all holders must sign the
                                                                                              proxy.


